Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-30655, 333-74747, 333-74715, 333-78521, 333-78567, 333-83725, 333-35806, 333-62502, 333-84010, 333-90986 and 333-91002 of THQ Inc. on Form S-8 and Registration Statements No. 333-32221, 333-60277, 333-70335, 333-85269, 333-92361, 333-32526, 333-40698, 333-47914, 333-81170, 333-84932 and 333-98221 on Form S-3 of our report dated May 30, 2003 appearing in this Annual Report on Form 10-K of THQ Inc. for the three months ended March 31, 2003.

DELOITTE & TOUCHE LLP

Los Angeles, California

June  11, 2003